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                      [MILLER, JOHNSON & KUEHN LETTERHEAD]



                                   May 17, 1996



Mr. Joseph Angard
Global One Distribution & Merchandising Inc.
5548 Lindbergh Lane
Bell, California 90201-6410

Gentlemen:

     This letter is to confirm the agreement between Global One Distribution & Merchandising Inc. (the "Company") and Miller, Johnson & Kuehn, Incorporated ("MJK") as follows:

1. The Company authorizes MJK on behalf of and as non-exclusive agent for the Company, to offer at private sale, and MJK agrees to use its best efforts to offer to a limited number of accredited investors at private sale, up to $6,000,000 of shares of common stock of the Company (the "Shares") at $1.50 per Share (the "Offering"). No closing of the Offering shall occur unless
     (a) MJK has sold at least $4,000,000 of the Shares and (b) at least $6,000,000 of Shares has been sold. The parties acknowledge that certain potential investors may be referred to MJK by officers of the Company. Such potential investors are hereinafter referred to as the "Referral Investors."

2. In connection with the Offering, MJK is authorized by the Company to transmit to prospective purchasers of the Shares, as the Company's agent, the Private Placement Memorandum dated May 3, 1996, as supplemented by a letter dated May 6, 1996 (the "PPM") describing the Company, which has been prepared by the Company.

3. The Company agrees to indemnify MJK, and hold MJK harmless, from and against all liability, costs and expenses (including, without limitation, reasonable attorney's fees and accountable expenses of investigation) by reasons of actions or proceedings or other claims brought or threatened against MJK based on any misstatement or alleged misstatement or omission or alleged omission in the PPM; provided, that such liability does not result from information provided to potential investors or other persons by MJK which was not authorized by the Company. Without the Company's prior written approval, MJK shall not provide prospective investors with any written information regarding the Company, other than the PPM.

4. MJK, as agent for the Company, represents and agrees that it has not and will not offer, directly or indirectly, any

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Mr. Joseph Angard
May 17, 1996
Page 2



     Shares, nor solicit any offers to acquire the same from, or otherwise approach or negotiate in respect thereof, with any person or persons so as to violate, or cause the Company to be in violation of, any federal or state securities law in respect of the offer, sale and delivery of any Shares.

5. As compensation for the services described herein, the Company will pay to MJK, at any Closing of the Offering, (a) a commission equal to 10% of the aggregate selling price of all Shares sold by MJK, except for Shares sold to Referral Investors, as to which MJK shall receive a 5% commission; PROVIDED, HOWEVER, that in the event MJK sells at least $5,000,000 of the Shares to investors other than Referral Investors, it shall receive a commission equal to 10% of the aggregate price of the Shares sold to the Referral Investors; (b) a Warrant to purchase a number of shares of common stock equal to 10% of the number of Shares sold hereunder, which shall be substantially in the form of Exhibit A hereto; and (c) an amount equal to the reasonable, accountable fees and disbursements of counsel for MJK incurred in connection with the Offering.

6. This Agreement shall supersede all prior written and oral agreements between the parties with respect to the subject matter hereof and shall be governed by the laws of the state of California.


     If the foregoing correctly expresses the agreement between us, kindly confirm such agreement by signing and returning the enclosed duplicate of this letter.

                                        Very truly yours,

                                        MILLER, JOHNSON & KUEHN, INCORPORATED



                                        By /s/ David B. Johnson
                                          -----------------------------------

Accepted:

GLOBAL ONE DISTRIBUTION &
MERCHANDISING INC.



By /s/ Joseph C. Angard
  -----------------------

Dated:  May 22, 1996